Exhibit 99.1

Mediabistro Inc. Agrees to Sell its Editorial and E-commerce Assets To Prometheus Global Media: Plans To Focus Retained Business on Trade Shows in Bitcoin, Cryptocurrency and 3D Printing.

New York, NY, May 29, 2014 – Mediabistro Inc. (Nasdaq:MBIS) today announced that it has entered into a definitive agreement to sell its editorial and e-commerce assets to PGM-MB Holdings, LLC, a wholly-owned subsidiary of Prometheus Global Media, for an aggregate purchase price of $8 million in cash. The assets being sold consist of a number of blogs and websites and include the Mediabistro job board and education unit. Mediabistro expects the closing of the asset sale, which is subject to stockholder approval and other customary closing conditions, to occur in the third quarter of 2014. In connection with the sale, Mediabistro plans to change its name to Mecklermedia Corporation, subject to obtaining the requisite stockholder approval to do so.

Mediabistro intends to file with the SEC and distribute to its stockholders a proxy statement in connection with its solicitation of stockholder approval at its annual stockholders meeting. Stockholders are urged to read the proxy statement when it becomes available. The proxy statement, which will contain additional details regarding the proposed transaction, will be made available free of charge on the SEC’s website and from Mediabistro.

“The new Mecklermedia will be able to significantly reduce debt, add working capital and concentrate on being an international trade show company concentrating in the fields of Bitcoin, cryptocurrency and 3D Printing, which currently encompasses over 22 trade shows in 11 countries” stated Alan M. Meckler, Chairman and CEO of Mediabistro.

About Mediabistro Inc.

Mediabistro Inc. is a leading Internet media company that provides services for social media, traditional media, and creative professionals. Mediabistro is a leading producer of 3D printing and Bitcoin trade shows. Service offerings include an online job board, news and analysis, trade shows and events, online and in-person courses, and research products.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical facts are "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example: the ability to consummate the proposed asset sale; the ability to obtain the requisite stockholder approvals in a timely manner or otherwise; the diversion of management time away from operations to complete the transaction; expenses and costs association with the transaction that could affect results of operations; actions taken by the company that may not be undone if the acquisition is not consummated; recent turmoil and trading platform closures in the Bitcoin market; the competitive environment in which Mediabistro competes; Mediabistro’s ability to generate revenues from its remaining business after the completion of the sale to Prometheus Media Group, the unpredictability of Mediabistro’s future revenues, expenses, cash flows and stock prices; Mediabistro’s ability to qualify for listing on the OTCQX and comply with additional laws and regulations applicable to companies whose securities are not listed on a national securities exchange; the market liquidity for the company’s common stock and the ability to sell the company’s common stock in the secondary market.  For a more detailed discussion of such risks and uncertainties, refer to Mediabistro’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Mediabistro assumes no obligation to update the forward-looking statements after the date hereof, except as required by law.

All current Mediabistro press releases can be found online at http://www.mediabistro.com/corporate/press.html

For information on Mediabistro, contact:

Natalie Bonacasa

press@mediabistro.com

212-547-7870